EXHIBIT 10.1

                             JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this "AGREEMENT") is made and entered into as of this 1st day of June 2004, by and between Netfun Ltd., a company organized under Israeli law and registered as company no. 513039982 (hereinafter "Netfun"), on the first part; and Zone 4 Play Inc. a company organized under Nevada law (hereinafter "Z4P") on the second part;

(Netfun and Z4P hereinafter each referred to as a "PARTY" and jointly referred to as the "PARTIES").

WHEREAS: Netfun has developed a proprietary technology suite known as MiX which includes software and hardware components and which enables the seamless integration of various communication standards, which include among others, mobile entertainment, online TV interactivity, message board and lottery etc.; and

WHEREAS Z4P develops gaming software solutions for web, mobile phone and TV applications;

WHEREAS In appreciation of the potential synergy between the activities of the Parties, the parties wish to set up a joint venture through which to pursue projects jointly, primarily in the field of marketing, deployment and support of the MIX TV system; and

WHEREAS: The Parties wish to set forth in this Agreement their mutual understandings in respect to the establishment, financing and operation of the said activity, and their rights and obligations in respect thereof;



NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:



1.    GENERAL

1.1 The preamble and Exhibits to this Agreement constitute an integral part thereof.

1.2 The titles and subtitles in this Agreement are for convenience purposes only and shall not be used for the interpretation thereof.

2.    ESSENCE OF AGREEMENT

      The Parties shall establish a company limited by shares and liability, as provided in Section 3 hereunder (the "COMPANY") for the purposes of marketing, deployment and support of the MIX TV system and further exploitation of the Netfun IP as defined herein (the "BUSINESS").

3.    THE COMPANY

3.1   ESTABLISHMENT

      3.1.1 The Parties shall establish and thereafter register the Company in Israel under the name to be agreed upon between the Parties and approved by the Companies Registrar.

      3.1.2 The Parties may consider establishing subsidiary companies inside or outside of Israel or transferring part or all of the Company's Business activities to a foreign jurisdiction and/or entity.

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              SHARE CAPITAL

      3.1.1 The registered and issued share capital of the Company shall consist of common stock, each share of common stock being equal in all respects and bearing those rights specified hereunder in Section 3.5 (herein referred to as "COMMON STOCK" or "ORDINARY SHARES"). Upon the establishment and registration of the Company, each party shall be entitled to an equity holding in Common Stock, as follows:

            Netfun - 20% (twenty percent). Z4P - 50.1%(fifty point one percent). 29.9% to Adv. Avi Abramovich, in trust for Netfun, which shall be released to Netfun upon the achievement of the milestones set out in
            Section 3.1.2.

      3.1.2 Notwithstanding the above, it is hereby agreed that upon the achievement by the Company of the following milestones, Adv. Avi Abramovich shall transfer to Netfun additional Company Ordinary Shares, which shall at the time of issuance, afford Netfun, together with the shareholding issued to Netfun under section 3.1.1 above, but excluding the ESOP under Section 3.1.3 hereto, 49.9% of the outstanding Company shares, on a fully diluted basis:

            3.1.2.1  Milestone  A - upon the Company  reaching  its  operational break-even point, i.e. the point at which current expenses are equal to current revenues (and losses cease to increase) consistently over a period of no fewer than three (3) months , 10% of the Company's shares held in trust by Adv. Abramovich will be released and transferred to Netfun.

            3.1.2.2 Milestone B - upon repayment to Z4P of all the sums provided to the Company as a shareholders loan, as per Sections 3.6.3 and 3.7.4.2 hereunder - the remaining 19.9% of the Company's shares held in trust by Adv. Abramovich will be released and transferred to Netfun.

      3.1.3 The Company shall allocate to an Employee Stock Option Pool a number of shares equal to 10% of the Company's outstanding shares at the time of incorporation. The pool shall be subject to an Employee Stock Option Plan ("ESOP") which shall be administered as the Company management sees fit, and shall include compensation on account of brokerage fees in relation to the relationship between the parties. Without derogating from the above, it is hereby agreed that until the occurrence of the earlier of the following events (each shall be referred to as an "ESOP INITIATION EVENT") the Company shall not adopt or actively administer the ESOP and shall not issue any option or securities as part of the ESOP: (i) an


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            investment or other  financing  transaction  in the Company in which the proceeds actually transferred to the Company are at least equal to the amount equal to the amount of financing made available to the Company until such time by Z4P as per Section 3.6 hereunder; (ii) an Initial Public Offering of the Company's shares; or (iii) an M&A
            transaction.   Immediately  prior  to  the  occurrence  of  an  ESOP
            Initiation Event, the Company shall adopt the ESOP and make the grants thereunder. Until the ESOP Initiation Event occurs, any undertaking of the Company to grant options or shares to an employee or consultant of the Company, or to a third party on account of the brokerage fees payable by the parties, as provided above, shall be subject to the provisions set forth above.

      3.2   SHAREHOLDERS MEETINGS

            3.2.1 The legal quorum  required for the convening of a shareholders meeting shall be one or more shareholders representing alone or together more than 50% of the voting power in the Company. In the event that legal quorum is not present, the shareholders meeting will be postponed and take place 7 days later at the same place and time (a "Postponed Meeting").

            3.2.2 Other than those  resolutions  specified  hereunder in Section
                  3.4 requiring a special majority of one or more shareholders representing alone or together more than 75% of the voting power in the Company (a "Special Majority"), resolutions at any shareholders meetings shall be approved by shareholder(s) representing the majority voting power at any such shareholders meeting.

            3.2.3 Written notice stating the place, day and hour of each meeting of the Company's shareholders shall be given not less than seven (7) before the date of the meeting, by mail, personally, or by other means of written communication and must be provided to each shareholder at his address appearing in the Company's records.

            3.2.4 A shareholders  meeting may be held without convening,  and by alternative means of communication, all as provided in the Company's Articles of Association.

      3.3   MANAGEMENT OF THE COMPANY

            BOARD OF DIRECTORS ("BOD")

            3.3.1 The  Company's  BOD shall  consist of up to 4 Directors  to be appointed as provided herein: Until the achievement of Milestone B, as provided in Section 3.1.2.2 above, Z4P shall be entitled to appoint 2 (two) directors to the Company's BOD, and Netfun shall be entitled to appoint 1 (one) director to the Company's BOD. After the achievement of Milestone B, Z4P and Netfun shall each be entitled to appoint 2 (two) directors to the Company's BOD.



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            3.3.2 The right to appoint a director  includes  the right to remove any appointed director or to appoint an alternate director.

            3.3.3 The legal  quorum for the  convening of the Board of Directors shall be the majority of the appointed Directors.

            3.3.4 Other  than  those  resolutions,  as  specified  hereunder  in
                  Section 3.4, which require the consent of 75% of the Company's appointed directors (a "BOD Special Majority"), all resolutions in the Board of Directors meetings shall require a majority vote of the Directors then present at any such meeting.

            3.3.5 Without  derogating  from any  powers  vested  in the Board of
                  Directors by virtue of the prevailing law, the Board of Directors shall be responsible for determining the Company's policy, and supervising its execution.

      3.4   SPECIAL RESOLUTIONS

            The following resolutions shall require, as the case may be, a Special Majority vote of the Company's shareholders (as provided in Section 3.2.2) and/or a BOD Special Majority (as provided in Section 3.5.7). It is hereby agreed that resolutions regarding the following matters will be made by the parties in good faith.

            3.4.1 A  material  change in the  Business  of the  Company,  or the entering into new businesses and activities;

            3.4.2 Any change in the Company's  association  documents  affecting
                  (i) the Company's share capital; (ii) the rights attached to the Company's Shares; (iii) the right to appoint directors as provided herein; (iv) the majority required to change the provisions stated in this Section;

            3.4.3 Any change in the Company's capital, including the issuance of new securities of any kind or class or undertaking to do any of the same;

            3.4.4 A merger,  consolidation  or  acquisition  of the Company,  or
                  otherwise   sale,   lease   or  other   disposal   of  all  or
                  substantially all of the Company's assets;

            3.4.5 Any  transaction   other  than  such   transactions  that  are
                  preformed in the Company's ordinary course of business

            3.4.6 Transaction with any officer,  director,  shareholder or other interested party of any other party related, directly or indirectly, to any of them;

            3.4.7 Liquidation, dissolution or winding up of the Company

            3.4.8 Any resolution  requiring additional  contributions,  funds or guarantees of the Parties.



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            3.4.9 Any  change in the  Company's  signatory  rights,  other  than replacement  of  individuals  in compliance  with the terms of section 3.7.3 herein.

      3.5   RIGHTS ATTACHED TO SHARES:

            The Articles of Association of the Company shall provide that the Company's Common Stock shall confer upon the holders thereof those rights as mutually agreed between the Parties.

      3.6   FINANCING

            3.6.1 Z4P hereby  undertakes  to provide the Company an amount equal to NIS 61,000 per month (plus applicable VAT, subject to Z4P receiving an invoice) (the "MONTHLY WORKFORCE EXPENDITURE") for a period of twelve (12) months to be expended by the Company on employee salary and other employee costs during the initial 12 months of activity of the joint venture (the "TOTAL WORKFORCE EXPENDITURE"), and as further detailed in the work plan to be adopted by the Company. The commencement date of activity shall be June 1, 2004. Z4P shall transfer the Monthly Workforce Expenditure for the first month of activity, on June 5th, 2004.

                  Unless the Agreement is earlier terminated under the terms hereof, Z4P shall transfer to the Company an amount equal to WORKFORCE EXPENDITURE on the 5th day of each subsequent month for the following 11 months,

            3.6.2 Z4P undertakes to provide the Company office space,  overhead, bookkeeping and legal services and related costs for the functioning of the Company (the "SUPPORT SERVICES") for an initial 12 month period from the initiation of activity by the Company. The reasonable expenses in providing the above Support Services (the "OPERATIONAL COSTS") shall be provided at arms length terms and shall be accounted for in writing. Z4P shall issue an invoice to the Company regarding the Operational Costs once a quarter, and the Company shall pay Z4P the VAT on the Operational Cost following receipt of such invoice.

            3.6.3 The funds advanced to the Company as Workforce Expenditure and
                  Operational Costs shall be deemed a shareholders loan by Z4P and shall be repaid to Z4P from the first profits available to the Company.

      3.7   WORK PROCEDURES

            3.7.1 WORK-PLAN.  Upon the signing of this Agreement, or at any such other time to be mutually agreed between the Parties, the Parties shall approve the Company's work plan and budget for its first 18 months of activity.



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            3.7.2 EMPLOYEES.  The Company shall initially  employ Haim Cario and
                  Guy Ben-Dov on a full time basis and Yaacov Buchmitzky on a 50% basis. Thereafter , the Company shall employ such number of employees as deemed necessary to conduct the Business, and as shall be approved by the Company's BOD.

            3.7.3 BANK  ACCOUNT  &  SIGNATORY  RIGHTS.   Immediately  after  the
                  establishment of the Company, the Company shall open a bank account with a bank to be agreed upon between the Parties. The Company signatory rights shall be as follows:

                           For payments of up to NIS10,000, and for payments of salary to the Company's employees, the Company's CEO together with Z4P's CFO; and

                           For payments exceeding NIS10,000 (other than payments of salary to the Company's employees), Z4P's CFO together with Z4P's CEO.

                  Each of the Parties shall have the right to replace the individual associated with such Party bearing the signatory rights hereunder.

            3.7.4 DISTRIBUTION OF PROFITS.  Unless otherwise  mutually agreed by the Parties, any profits generated by the Company shall be distributed to the Company's shareholders on a quarterly basis, pro rata to their respective holdings in the Company at that time and subject to the following, and in the following order of priority:

                  3.7.4.1 Only such profits beyond the working capital  required for the day-to-day operation of the Business will be distributed, such working capital to be determined by Company's BOD, or in the absence of such determination, such working capital shall be equal to the average of the previous 4 month operating expenses of the Company;

                  3.7.4.2 Profits  shall be  distributed  first to Z4P up to the aggregate  amount  of the funds  advanced  by Z4P as per
                        Section 3.6. above, including linkage to the consumer price index and interest at a rate of 8%;

                  3.7.4.3 After the profits  distributed  to Z4P, as per Section
                        3.7.4.2 above, have restored all funds advanced by Z4P as per Section 3.6 above, the profits for distribution shall be distributed at the ratio of 40% to Z4P and 60% to Netfun, until to the receipt by Netfun of profits in a sum equal to the sum paid to Z4P as per section
                        3.7.4.2 above, in consideration of the development costs of the Netfun IP;


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                  3.7.4.4 After the receipt by Netfun,  as per Section  3.7.4.3, of  profits in a sum equal to the sum paid to Z4P as per
                        section 3.7.4.2; profits shall be distributed to the Company's shareholders pro rata to their respective holdings in the Company at that time.

      4     PARTIES' CONTRIBUTION TO THE COMPANY

      Each Party undertakes to provide the following services and contribution to the Company:

            4.1   Netfun

                  4.1.1 Transfer of the Netfun intellectual property ("NETFUN IP") as further detailed in the IP Schedule attached to this Agreement as Attachment A.

                  4.1.2 Make available to the Company all the assets currently utilized by Netfun in the course of development and the provision of services, including software, PC's, Servers, agreement with -YTV, sales pipeline, etc.

            4.2   Z4P

                  4.2.1 Provision of the Financing and Support Services as set out in Section 3.6 above.


                  4.2.2 Assistance in the marketing of the Company products and services to Z4P customers, and inclusion of the Company products and services in the Z4P website and all other promotional and marketing material.

                  4.2.3 Assistance and cooperating in the servicing of clients, including pre sale and after sale.

5     RESERVATION OF RIGHTS

      Subject to the Netfun right to the Netfun IP under Section 7, and unless expressively agreed otherwise and in writing, all and any intellectual property rights, copyrights, trademarks, trade secrets, and other proprietary rights of any kind in respect to or connection to the Company's Business or assets (tangible and intangible) developed in connection to the Company Business shall exclusively remain with and belong to the Company.


6     CONFIDENTIALITY & NON COMPETITION

      6.1 CONFIDENTIALITY. Subject to regulatory disclosure requirements, the Parties hereto shall treat all matters relating to this Agreement and the Business, with absolute confidentiality, and unless mutually agreed by the Parties or otherwise required by law, shall not disclose any information related thereto to any third party. Furthermore each Party shall ensure that that any person acting on their behalf shall also be bound by such confidentiality.

      6.2 NON-COMPETITION. The Parties hereby undertake that for as long as they are a shareholder in the Company or providing services to the Company, they shall not engage in any way or manner, whether


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            directly or  indirectly,  (including  provision of any management or
            consulting   services)  in  any  activity  or  business  similar  or
            competing with the Company's activity or business. It is hereby understood that a breach of this commitment is a fundamental breach, and in addition to any remedy the Company or the other Party may have against the breaching party, the Company shall be eligible to attach and /or set off and/or garnish any rights such breaching party may have towards the Company.



7     CESSATION OF BUSINESS ACTIVITIES OF THE COMPANY

      7.1 Upon completion of the initial 12 month period from the initiation of activity by the Company, or such other time mutually acceptable to the Parties, the Parties may mutually agree to cease all business activities of the Company, whereupon the Netfun IP transferred to the Company under the terms of this Agreement shall be immediately transferred to Netfun, subject to a first priority security interest in favor of Z4P in an amount equal to the funds advanced by Z4P to the Company and to be returned as provided in Section 3.7.4.2 above, in whole or in part, which have not been repaid to Z4P at such time. Z4P shall be entitled to register a first charge on the said Netfun IP, provided however that all costs and expenses associated with the registration of the said charge are borne by Z4P.

      7.2 Either Party shall be entitled to purchase the interest in the Company of the other Party under the following terms and conditions. If a Party (the "Offeror") makes an offer (the "Offer") to purchase the interest in the Company of the other Party (the "Offeree") for a stated price (the "Offer Price"):

            7.2.1 If the Offer is made during the first year of this  Agreement, the Offeree shall have the right to purchase the interest of the Offeror at a per share price equal to 70% of the Offer Price;

            7.2.2 If the Offer is made during the second year of this Agreement, the Offeree shall have the right to purchase the interest of the Offeror at a per share price equal to 80% of the Offer Price;

            7.2.3 If the Offer is made during the third year of this  Agreement, the Offeree shall have the right to purchase the interest of the Offeror at a per share price equal to 90% of the Offer Price;

            7.2.4 If the  Offer  is  made  during  any  subsequent  year of this
                  Agreement, the Offeree shall have the right to purchase the interest of the Offeror at a per share price equal to the Offer Price.


8     REPRESENTATIONS OF THE PARTIES

      8.1 MUTUAL. Each Party hereby represents, covenants, and warrants to the other that: (i) it has the power to enter into this Agreement and to grant the rights granted herein and otherwise perform its


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            obligations  hereunder;  (ii) it is not a party to any  agreement or understanding and knows of no law or regulation that would prohibit it from entering into and performing this Agreement or that would conflict with this Agreement; and (iii) this Agreement constitutes a legal, valid, and binding obligation of each Party, enforceable in accordance with its terms.


      8.2 BY NETFUN. Netfun represents and warrants to Z4P that: (i) it owns or has sufficient rights in and to the Netfun IP to transfer the Netfun IP to the Company and to perform its obligations hereunder, and Netfun has secured all necessary, licenses, consents, authorizations and waivers for the use of the Netfun IP by the Company as contemplated by this Agreement; (ii) to the best of its knowledge there are no adverse or conflicting claims(s) with respect to Netfun's rights in the Netfun IP; (iii) the Company will be operated in compliance with all applicable governmental laws, rules and regulations during the Term; and (iv) to the best of its knowledge the Netfun IP and any other content or materials provided by Netfun to the Company in connection with this Agreement do not and will not infringe upon or otherwise violate any copyright, trademark, trade secret, patent, invention, privacy, non-disclosure, or other intellectual property rights of any third party.

9     MISCELLANEOUS

      9.1 SUCCESSORS AND ASSIGNS: Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assignees, heirs, executors and administrators of the parties hereto. No assignment will be made except with a transfer of the shares or as provided above in Section
            3.1.2. Notwithstanding the above, it is agreed that once incorporated, the Company shall be joined as party to this agreement and the terms of this agreement shall be binding upon it.

      9.2 ENTIRE AGREEMENT; AMENDMENTS: This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and shall supersede all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by the parties hereto.

      9.3 DELAYS OR OMISSIONS: No delay or omission to exercise any right, power or remedy, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring.

      9.4 DISPUTES. The Parties shall make their best efforts to resolve any dispute arising in respect to or connection with this Agreement, its interpretation, execution, performance or any other issue relating to the Business and/or affecting the Parties hereto, or their relationships, in an amicable manner. The courts of the State of Israel shall determine any such dispute that remains un-resolved.

      9.5 GOVERNING LAW. Any dispute arising in respect to or connection with this Agreement, its interpretation, execution, performance or any


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            other issue  relating to the Business  and/or  affecting the Parties hereto, or their relationships, shall be governed exclusively by the laws of the State of Israel.

      9.6 WAIVER OF DEFAULt: No waiver with respect to any breach or default in the performance of any obligation under the terms of this Agreement shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement shall be effective only if made in writing and only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by virtue of law or otherwise afforded to any holder, shall be cumulative and not alternative.

      9.7 RIGHTS; SEVERABILITY: In case any provision of the Agreement shall be invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties hereto shall be obliged to draw up an arrangement in accordance with the meaning and the object of the invalid provision.

      9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      9.9 PUBLICITY. The Parties hereto shall not issue, and shall cause any other person acting on their behalf any public statement or press release concerning this transaction without the other Parties' prior written approval to the issuance of any such statement or release and to the substance and form of any such statement or release.

      9.10 NOTICES: All notices and other communications required or permitted to be given or sent hereunder shall be in writing and shall be deemed to have been sufficiently given or delivered for all purposes if mailed by registered mail, sent by fax or delivered by hand to the respective addresses detailed herein until otherwise directed by notice as aforesaid. All notices shall be deemed to have been received: (i) within five (5) business days following the date on which it was deposited postage prepaid; (ii) within one (1) business day after it was transmitted by fax and confirmation of receipt has been obtained; and (iii) if delivered by hand shall be deemed to have been received at the time of actual receipt.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts as of the date first above-mentioned.



      ----------------                  -----------------
           NETFUN                               Z4P



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